UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


                           --------------------------


                                  March 3, 2005
                        (Date of Earliest Event Reported)


                         United Systems Technology, Inc.
             (Exact name of registrant as specified in its charter)



             Iowa                  0-9574                42-110279
(State or other jurisdiction    (Commission          (I.R.S. Employer
      of incorporation)         file number)       Identification Number)


                           1850 Crown Road, Suite 1109
                               Dallas, Texas 75234
                    (Address of principal executive offices)


                                 (972) 402-8600
              (Registrant's telephone number, including area code)

Item 2.02.  Report of Operations and Financial Condition

     On March 3, 2005, United Systems Technology, Inc. issued a press release to announce its financial results for the year ended December 31, 2004. The press release is attached as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.



Item 9.01.  Financial Statements and Exhibits.

     c)      Exhibits

             99.1  Press Release dated March 3, 2005



     This Report and the Exhibit are furnished to and not filed with the Commission.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         United Systems Technology, Inc.


Date: March 3, 2005                By: /s/ Randall L. McGee
                                      ---------------------
                                      Randall L. McGee, Secretary
                                       and Treasurer (Principal Financial
                                       and Accounting Officer)

                                  Exhibit 99.1


                                                     PRESS RELEASE

For Immediate Release    March 3, 2005

Contact                  Mr. Randy McGee
                         Vice President - Finance
                        (972) 402-8600



             UNITED SYSTEMS TECHNOLOGY, INC. ANNOUNCES 2004 RESULTS


     Dallas, TX: United Systems Technology, Inc. (OTC - USTI) announced today that revenues for the year ended December 31, 2004 were $3,646,142 as compared to revenues of $3,491,499 reported for the year ended December 31, 2003. The company had net income of $316,471 in 2004 as compared to net income of $369,329 for the comparable period in 2003.

     The Company has completed the development of several new software products, which enhances the competitiveness of its comprehensive software offering. These products are marketed under the asyst(R) brand name, were developed as Windows applications to "look and work like Microsoft Office", and include a Fund Accounting product line, a Utility Billing product line, a General Government product line and a Public Safety product line. The Fund Accounting product line includes General Ledger, Budget XLence, Report XLence, Accounts Payable, Accounts Receivable, Purchase Orders, Cash Receipts, Payroll and Fixed Assets modules. The Utility Billing product line includes Utility Billing, Service Orders, Meter Reader Interface, Bank Drafts and Budget Billing modules. The General Government product line includes Master and Land Directories, Business and Animal Licenses, Code Enforcement, Building Permits and Property Tax modules. The Public Safety product line includes Master Name Index, Calls for Service, Offense Reports, Citations, State Interface, Computer Aided Dispatch, Jail Management, Alarm Billing and UCR Reports modules. The Company is currently developing additional modules for its asyst(R) product line to add to its existing asyst(R) offerings including a municipal court package and additions to its asyst(R) Dealer Management product line. The asyst(R) Dealer Management product line includes the core asyst(R) accounting modules and will have the additional functionality of point of sale, inventory, repair orders, finance and insurance and fiche interface. The Company believes its asyst(R) product line will continue to offer its current and prospective customers an attractive software solution, both from a financial and functionality standpoint and follows the trend of clients moving to Windows based PC networks.

Forward-looking Statements:

     This Press Release contains forward-looking statements, other than historical facts, which reflect the view of Company's management with respect to future events. Such forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, the ability of the Company i) to generate levels of revenue and adequate cash flows from its operations to support and maintain its current cost structure and ii) to develop and deliver products that are competitive, accepted by its markets and are not rendered obsolete by changing technology. The forward-looking statements contained herein reflect the current views of the Company's management with respect to future events and are subject to these factors and other risks, uncertainties and assumptions relating to the operations, results of operations and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

About the Company:

     USTI develops, markets and supports application software for select vertical markets in both the for profit and not for profit sectors. The software applications operate in IBM midrange, network and single user PC platforms. USTI and its subsidiaries have over 2,100 installations in the United States and Canada.

                         United Systems Technology, Inc.
                        Summarized Financial Information
                      (In Thousands Except Per Share Data)


                                                     Year Ended
                                                     December 31,
                                                   2004        2003
                                                   ----        ----


Revenue                                         $ 3,646       $ 3,491


Total Costs and Expense                         $ 3,348       $ 3,176


Operating Income                                $   298       $   315


Net Income                                      $   316       $   369

Earning Per Common
  Share - Diluted                               $  0.01       $  0.01


Weighted Average Shares
  Outstanding - Diluted                          59,419        59,474






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